SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC   20549


FORM 8-K/A

AMENDMENT TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Amendment No.#1

Amendment to Current Report on Form 8-K dated
January 28, 1994, and filed on February 14, 1994.


Harsco Corporation
(Exact name of registrant as specified in its charter)


Delaware                              1-3970              23-1483991
(State or other jurisdiction          (Commission         (I.R.S.
Employer
of incorporation)                     File Number)        Identification
                                                          Number)


Camp Hill, Pennsylvania                      17001-8888
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(717) 763-7064



The undersigned registrant hereby amends the following item of its Current Report on Form 8-K dated January 28, 1994, and filed February 14, 1994, as set forth in the pages attached hereto:

ITEM 7.  Financial Statements and Exhibits

(a) Consolidated Financial Statements of FMC's Defense Systems Group

(1)  Independent Auditors' Report

(2)  Consolidated Balance Sheets as of December 31, 1993 and 1992

(3)  Consolidated Statements of Income for the Years 1993, 1992, 1991

(4)  Consolidated Statements of Cash Flows for the Years 1993, 1992,
1991

(5)  Notes to Financial Statements

(b) Pro Forma Financial Information (unaudited) to reflect Harsco's acquisition of an interest in United Defense, L.P. formed to combine FMC's Defense Systems Group and Harsco's BMY-Combat Systems Division

(1)  Balance Sheet as of December 31, 1993

(2)  Statement of Income for the Year Ended December 31, 1993

(d) Exhibits

Number           Exhibit
24               Consent of Independent Accountants


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                 HARSCO CORPORATION
                                 (Registrant)




Date:  April 13, 1994         By: /s/ Leonard A. Campanaro
                                  Leonard A. Campanaro
                                  Senior Vice President &
                                  Chief Financial Officer



Independent Auditors' Report



The Board of Directors and Stockholders,
FMC Corporation

We have audited the balance sheets of the Defense Systems Group of FMC Corporation as of December 31, 1993 and 1992 and the related statements of income and cash flows for each of the years in the three-year period ended December 31, 1993. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and signficant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Defense Systems Group of FMC Corporation as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 5 to the financial statements, the company changed its method of accounting for post retirement benefits other than pensions in 1992.




KPMG, Peat Marwick

Chicago, Illinois
January 24, 1994


FMC CORPORATION
DEFENSE SYSTEMS GROUP
BALANCE SHEETS
(Dollars In Thousands)

                                                         DECEMBER 31
ASSETS                                               1993
1992
Current assets:
Trade receivables, net                           $   85,348       $
72,457
Inventories                                          39,249
61,555
Deferred income taxes                                30,126
30,617
Other current assets                                 21,381
19,467
                                                  _________
_________
   Total current assets                             176,104
184,096

Investments in affiliated companies                   8,721
10,342
Net property, plant & equipment                     111,718
135,262
Prepaid pensions and deferred charges                28,573
24,817
Deferred income taxes                                 5,165
7,956
                                                  _________
_________
   Total assets                                  $  330,281       $
362,473
                                                  _________
_________
                                                  _________
_________

LIABILITIES AND GROUP EQUITY

Current liabilities:
Accounts payable, trade and other                $   73,144       $
93,989
Advance payments received from customers             95,781
85,292
Accrued payroll                                      21,183
21,638
Accrued workers' compensation insurance              27,147
21,599
Accrued and other liabilities                        18,789
25,462
   Total current liabilities                        236,044
247,980
                                                  _________
_________

Accrued post-retirement benefits                     69,601
75,162

Commitments and contingencies

Group equity: Investment of FMC Corporation          24,636
39,331
                                                  _________
_________
Total liabilities and group equity                $ 330,281        $
362,473
                                                  _________
_________
                                                  _________
_________

See accompanying notes to financial statements


FMC CORPORATION
DEFENSE SYSTEMS GROUP
STATEMENTS OF INCOME
(Dollars In Thousands)


                                              YEARS ENDED DECEMBER 31
                                        1993          1992          1991

Revenue                               $  950,170    $1,111,809
$1,169,043
                                       _________     _________
_________

Cost of sales                            708,362       867,757
897,871
Selling, general and administrative      102,406       106,036
113,813
Research and development                  16,669        21,000
21,305
Other (income) and expense, net          (15,232)      (31,284)
(4,458)
                                       _________     _________
_________
Total costs and expenses                 812,205       963,509
1,028,531
                                       _________     _________
_________
Income before income taxes and
   cumulative effect of change in
   accounting principle                  137,965       148,300
140,512
Income taxes                              52,405        55,670
54,868
                                       _________     _________
_________
Income from continuing operations
   before cumulative effect of change
   in accounting principle                85,560        92,630
85,644
Cumulative effect of change in
   accounting principle, net of taxes          -       (45,678)
- -
                                       _________     _________
_________
Net income                            $   85,560    $   46,952    $
85,644
                                       _________     _________
_________
                                       _________     _________
_________

See accompanying notes to financial statements

FMC CORPORATION
DEFENSE SYSTEMS GROUP
STATEMENTS OF CASH FLOWS
(Dollars In Thousands)


                                           YEARS ENDED DECEMBER 31
                                      1993          1992          1991
Cash flows from operating activities:

Net income                            $   85,560    $   46,952    $
85,644
Adjustments to reconcile net income
   to net cash provided by operating
   activities:
Depreciation and amortization             23,960        26,452
28,631
Amortization of accrued pension costs      2,066         8,178
2,966
Deferred income taxes                      3,281       (27,480)
(79)
                                       _________     _________
_________
                                         114,867        54,102
117,162
                                       _________     _________
_________

(Increase) decrease in assets:
Trade receivables, net                  ( 12,891)        3,878
(1,605)
Inventories                               22,306        56,982
81,043
Other current assets                      (1,914)       (3,482)
(7,168)

(Decrease) increase in liabilities:
Accounts payable - trade and other       (23,681)           16
11,373
Advance payments received from
   customers                              10,489       (80,562)
(111,296)
Other current liabilities                  1,256        (1,672)
2,170
Pension and other post-retirement
   benefits, net                         (10,785)       69,792
(5,250)
                                       _________     _________
_________
Net cash provided by operating
   activities                             99,647        99,054
86,429
                                       _________     _________
_________

Cash flows provided (required) by
   investing activities:
Expenditures for property, plant
   and equipment                         (17,816)      (17,963)
(23,075)
Transfers and other changes in
   property, plant and equipment          17,400         3,978
2,600
Changes in investments in affiliates
   and other                               1,024         3,165
350
                                       _________     _________
_________
Cash flows provided (required) by
   investing activities                      608       (10,820)
(20,125)
                                       _________     _________
_________

Net cash flow provided to
   FMC Corporation                    $  100,255    $   88,234    $
66,304
                                       _________     _________
_________
                                       _________     _________
_________

See accompanying notes to financial statements
</table?


DEFENSE SYSTEMS GROUP
NOTES TO FINANCIAL STATEMENTS
(Dollars in Thousands)


1.  GENERAL INFORMATION

The Defense Systems Group ("DSG") of FMC Corporation ("FMC") manufactures tracked military vehicles, gun and launching systems, and steel track, forgings and castings, predominently for the U. S.
Government. On January 28, 1994, FMC and Harsco Corporation ("Harsco") announced completion of a series of agreements ("Agreements"), first announced in December 1992, to combine certain assets and liabilities of DSG and Harsco's BMY Combat Systems Division. The effective date of the combination was January 1, 1994. The combined company, United Defense,
L. P., will operate as a limited partnership, with FMC as the Managing
General Partner with a 60 percent equity interest and Harsco Defense
Holding as the Limited Partner holding a 40 percent equity interest.

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements include the historical assets, liabilities, revenues and expenses that are directly related to the operations of DSG. As described in Note 5, the financial statements also include allocations of certain FMC expenses in order to approximate the effect of DSG operating on a stand-alone basis during the periods presented. Management believes the allocations of expenses are made on a reasonable basis; however, they do not necessarily equal the costs which would have been, or will be incurred, by DSG on a stand-alone basis. Furthermore, other financial information included herein may not necessarily reflect the financial position and results of operations of DSG in the future combined operations of UDLP or what the financial position and results of operations of DSG would have been had it been a separate, stand-alone company during the periods covered.

SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION FOR CONTRACTS-IN-PROGRESS

Sales are recorded when the earning process is substantially complete and the dollar amount is known. The completion of the earning process is dependent upon the contract type.

In cost type contracts, sales revenue is recognized concurrent with voucher billing. Sales value will be equal to actual billed costs plus allocable fee. Fee adjustments for over/underruns are recorded if the contract is modified to reduce the billing percentage for fee.

In time and material contracts, revenue is recognized concurrent with voucher billing. No sales are recorded for billings associated with undefinitized contracts.

Government fixed-price and fixed-price incentive contracts are accounted for under the percentage of completion method, whereby the estimated sales value is determined on the basis of physical completion to date
(units of delivery or other acceptable methods of measuring progress toward completion). The sales unit price is the negotiated value or, in the case of incentive contracts, the estimated unit price at completion.
Changes in estimates for sales, costs, and profits are recognized in the period in which they are determinable. Claims for required changes in contract performance are considered in estimated contract revenue at such time as realization is probable. Any anticipated losses on contracts are charged to operations as soon as they are determinable.

Under certain arrangements the customer shares in product development costs. The estimated costs in excess of price from the customer are expensed at the time of contract award.

TRADE RECEIVABLES

A receivable is recorded whenever a sale is recorded and an invoice, as contractually allowed, is sent to the customer. A receivable is also recorded when a request for progress payment is issued to the customer.

An unbilled receivable is recorded if certain conditions for recording a sale are met and contractual constraints prevent sending an invoice.
Approximately $12.8 million of unbilled receivables recorded as of December 31, 1993, will be shipped and billed in 1995. Trade receivables do not contain material amounts of receivables billed under retainage provisions of contracts or similar items whose determination or ultimate realization is uncertain. DSG maintains an allowance for doubtful accounts based upon the expected collectibility of all trade receivables ($0.2 million and $0.3 million for December 31, 1993 and December 31, 1992, respectively).

INVENTORIES

Inventories are stated at the lower of cost or market value. Cost is determined on the last-in, first-out (LIFO) basis, except for certain inventories relating to long-term contracts ($7.0 million in 1993 and $21.4 million in 1992). Inventoried costs relating to long-term contracts not valued on the LIFO basis are stated at the actual production cost incurred to date, reduced by amounts recognized as cost of sales. The costs attributed to units delivered under such contracts are based on the estimated average cost of all units expected to be produced and sold under the contract.

There are no material amounts remaining in inventory relating to the excess of actual production cost of in-process and delivered units over the estimated average cost of all units expected to be produced under contracts-in-progress, or other non-recurring costs for which ultimate recovery may be uncertain. Provisions have been made for additional cost elements and business risks expected to be incurred in completing the contracts.

Inventory costs include manufacturing overhead. Costs normally associated with general and administrative functions and independent research and bid and proposal costs are expensed as incurred.

The current replacement cost of inventories exceeded their LIFO values by approximately $13.9 million at December 31, 1993 and $13.8 million at December 31, 1992. During 1993, 1992 and 1991, DSG reduced LIFO inventories that were carried at lower than prevailing costs. These reductions increased pre-tax income by $2.6 million, $13.9 million, and $4.2 million in the respective years.

INVESTMENTS IN AFFILIATED COMPANIES

Investments in affiliated companies are carried primarily at cost, with income recognized as dividends are received. Dividends received were $9.4 million in 1993 and $8.1 million in 1992. No dividends were received in 1991.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is recorded at cost. Depreciation is provided principally on the sum-of-the-years digits method over estimated useful lives of the assets (land improvements - 20 years, buildings - 20 to 35 years, and machinery and equipment - 3 to 11 years). Gains and losses realized upon sale or retirement of assets are either deducted from or added to depreciation for the period or reflected in income.

Maintenance and repairs are expensed as incurred ($26.0 million, $26.0 million, and $28.3 million for 1993, 1992 and 1991 respectively).
Expenditures that extend the useful life of property, plant and equipment or increase its productivity are capitalized and depreciated.

ADVANCE PAYMENTS RECEIVED FROM CUSTOMERS

Amounts advanced by customers as deposits on orders not yet billed and progress payments on contracts-in-progress are recorded as current liabilities.

INCOME TAXES

Effective January 1, 1993, DSG adopted Statement of Financial Accounting
Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach, whereby deferred tax liabilities and assets are recognized for expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. The adoption of SFAS No. 109 had no material effect upon the financial statements of DSG. Additional U. S. income taxes are not provided for the undistributed earnings of foreign affiliates as it is management's intention that such earnings remain invested in those companies. Taxes are provided in the year the dividend payment is received. Prior to January 1, 1993, income tax provisions were based on income reported for financial statement purposes, adjusted for transactions (permanent differences) that do not enter into the computation of income taxes payable. The company deferred the tax effects of timing differences between financial reporting and taxable income.

DSG's taxable income is included in the Federal and State income tax returns filed by FMC and, accordingly, the current payable for income taxes has been transferred to FMC. The provisions for income taxes are computed as if the Group filed its own separate tax returns.

ENVIRONMENTAL

Environmental-related obligations, such as estimated contractor costs and fees, site study costs, reimbursements of regulatory agency costs, post-closure costs, litigation costs, and other remediation costs, are provided for when they are probable and amounts can be reasonably estimated. Estimated obligations to remediate sites that involve the Environmental Protection Agency (EPA), are generally accrued no later than when a Record of Decision (ROD), or equivalent, is issued, or upon completion of a Remediation Investigation/Feasibility Study (RI/FS) that is accepted by the company and the appropriate government agency or agencies. As remediations and investigations proceed, the estimates are reviewed quarterly by the company's Environmental Health and Safety organization, as well as financial and legal management and, if necessary, adjusted as additional information becomes available. The estimates can change substantially as additional information becomes available regarding the nature or extent of site contamination, required remediation methods, and other actions by governmental agencies or private parties.

Provisions for environmental costs incorporate inflation and are not discounted to their present values. Estimated recoveries from third parties are recorded when probable and reasonably estimable.

ACCOUNTING STANDARDS NOT ADOPTED

In November 1992, the Financial Accounting Standards Board issued SFAS
No. 112, "Employers' Accounting for Post-employment Benefits."
Effective for fiscal year 1994, SFAS No. 112 established accounting standards for benefits provided to former or inactive employees after employment but before retirement. The impact on earnings in 1994 from implementation of the new statement's provisions is estimated to be approximately $.7 million.

3.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                                  December 31,
                                            1993               1992
Land and land improvements                  $   17,761         $
18,490
Buildings and building equipment                73,087
90,478
Machinery and equipment                        320,081
323,350
Construction in progress                         5,597
8,055
                                             _________
_________
   Total cost                                  416,526
440,373
Accumulated depreciation                       304,808
305,111
Net property, plant and equipment           $  111,718         $
135,262

The decrease in net property, plant and equipment from 1992 resulted primarily from the transfer to FMC of a technology center in Minneapolis with a net book value of approximately $16 million.

4.  INCOME TAXES

The provisions for income taxes consist of:

                                                December 31,
                                   1993            1992            1991
Current:
   Federal                         $   42,984      $   47,030      $
47,903
   State and local                      6,140           6,916
7,044
                                    _________       _________
_________
Total current                          49,124          53,946
54,947
Deferred                                3,281         (27,480)
(79)
                                    _________       _________
_________
Total income taxes                 $   52,405      $   26,466      $
54,868
                                    _________       _________
_________
                                    _________       _________
_________

The deferred tax benefit in 1992 relates primarily to the one-time adjustment for postretirement benefits as discussed in note 5.

The income tax provision differs from that computed by applying the applicable federal statutory rate (35% in 1993 and 34% in the other years) to income before taxes for the following reasons:

                                                December 31,
                                   1993            1992            1991
Expected tax provision             $   48,288      $   24,962      $
47,774
State income taxes, less federal
   tax benefit                          6,898           3,671
7,026
Tax adjustment on dividends
   from affiliate                      (1,781)         (1,737)
- -
Foreign sales corporation income       (1,000)           (430)
68
                                    _________       _________
_________
Actual tax provision               $   52,405      $   26,466      $
54,868
                                    _________       _________
_________
                                    _________       _________
_________


Significant components of the Group's deferred tax assets and liabilities are as follows:

                                              December 31,
                                        1993               1992
Inventory basis differences             $    8,678         $   11,293
Accrued and other liabilities               21,448             19,324
Deferred tax assets - current               30,126             30,617

Post-retirement benefits and other          27,277             29,313
                                         _________          _________
Total deferred tax assets               $   57,403         $   59,930

Prefunded pension costs                 $    9,444         $    8,212
Property, plant and equipment                9,880             10,786
Other                                        2,788              2,359
                                         _________          _________
Total deferred tax liabilities          $   22,112         $   21,357
                                         _________          _________
Net deferred tax assets                 $   35,291         $   38,573
                                         _________          _________
                                         _________          _________

No valuation allowance with respect to the deferred tax assets is considered necessary.

5.  EMPLOYEE BENEFIT PLANS

RETIREMENT PLANS

Salaried employees of DSG are covered by FMC's Salaried Retirement Plan, which provides pension benefits based on years of service and an average of the highest 60 consecutive months of compensation during the last 120 months of consecutive employment. Plans covering hourly employees of DSG generally provide benefits of stated amounts for each year of service.

The funding policy is to make contributions based on the projected unit credit actuarial cost method and to limit contributions to amounts that are currently deductible for tax reporting purposes. In 1992, net pension cost includes a pension curtailment charge of $4.6 million relating to the elimination of certain employees in the DSG hourly plans.

The following table summarizes the assumptions used and the components of the net pension cost:

                                              Year Ended December 31,
Assumptions:                              1993          1992
1991
Weighted average discount rate                  8.0%          8.0%
8.0%
Rates of increase in future
   compensation levels                          5.0%          5.0%
5.0%
Weighted average expected long-term
   asset return                                 9.3%          9.3%
9.8%
                                           ________      ________
________
Components:
Service cost-benefits earned              $   7,537     $   8,350    $
8,105
Interest cost on projected
   benefit obligation                        13,374        12,604
11,195
Actual return on plan assets                (31,751)      (14,923)
(33,857)
Net amortization and deferral:
   Net transition asset amortization         (1,006)       (1,006)
(1,006)
   Prior service cost amortization            1,632         6,390
1,990
   Net (gain) loss amortization                (213)          142
(98)
   Net asset gain (loss) deferred            12,493        (3,379)
16,637
                                           ________      ________
________
Net pension cost                          $   2,066     $   8,178    $
2,966
                                           ________      ________
________
                                           ________      ________
________

The funded status of the plans and accrued pension cost recognized in the financial statements were as follows:

                                              Year Ended December 31,
                                              1993               1992
Actuarial present value of benefits
   for service rendered to date:
Accumulated benefit obligation based
   on salaries to date, including vested
   benefits of $148,171 in 1993 and
   $141,101 in 1992                           $ (154,959)        $
(148,921)
Additional benefits based on estimated
   future salary levels                          (29,702)
(30,193)
                                               _________
_________
Projected benefit obligation                  $ (184,661)        $
(179,114)
Plan assets at fair value<F1>                    228,395
201,172
                                               _________
_________
Plan assets in excess of projected
   benefit obligation                             43,734
22,158
Unrecognized net transition asset                 (7,030)
(8,035)
Unrecognized prior service cost                    9,700
8,310
Unrecognized net gain                            (22,189)
(1,376)
                                               _________
_________
Prepaid pension cost                          $   24,215         $
21,057
                                               _________
_________
                                               _________
_________

<F1>  Primarily equities, bonds and participating annuities

POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE

Substantially all of DSG employees are covered by FMC's postretirement health care and life insurance benefit program. Employees generally become eligible for the retiree benefit plans when they meet minimum retirement age and service requirements. The cost of providing most of these benefits is shared with retirees. FMC has reserved the right to change or eliminate these benefit plans.

FMC funds a trust for retiree health and life benefits for DSG. Funding is based on amounts in negotiated government defense contracts, in conformance with Governmental Cost Accounting Standards.

Retroactive to January 1, 1992, FMC elected early adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires accrual of the expected cost of providing postretirement benefits other than pensions, during the years of employee service. The adoption of SFAS No. 106 resulted in a one-time pre-tax charge of $74.9 million ($45.7 million, net of tax). Prior to 1992, the Group recognized postretirement health care costs using the cash basis of accounting, while the estimated costs of postretirement life insurance benefits were generally accrued over the employees' active working lives. These costs were $ 3.1 million in 1991.

Actuarial assumptions used to determine costs and benefit obligations include a discount rate of 8 percent and a weighted average expected return on long-term assets of 9 percent. The assumed rate of future increases in per capita cost of health care benefits was 13 percent in 1993 and 1992, decreasing gradually to 6 percent by the year 2001.

The following table summarizes the components of net periodic postretirement benefit cost for 1993 and 1992:

                                           1993             1992
Service cost of benefits earned            $    1,620       $    1,925
Interest cost on accumulated
   postretirement benefit obligation            4,900            6,593
Actual return on plan assets                   (1,246)            (707)
Prior service cost amortization and
   net asset loss deferred                     (2,172)            (454)
                                            _________        _________
Net periodic postretirement benefit cost   $    3,102       $    7,357
                                            _________        _________
                                            _________        _________

Plan amendments adopted in 1993 reduced the accumulated benefit obligation by approximately $ 18.7 million. These amendments will be recognized as a reduction of plan costs over the average remaining service period of active plan participants. The status of the accrued postretirement benefit cost recognized in the balance sheet and the funded status of the plan as of December 31 were as follows:

                                           1993             1992
Accumulated postretirement benefit
   obligation (APBO):
   Retirees                                $  (29,905)      $  (27,663)
   Fully eligible active participants          (9,080)         (16,637)
   Other active participants                  (22,422)         (41,084)
                                            _________        _________
APBO                                       $  (61,407)      $  (85,384)
Plan assets at fair value<F1>                  20,792           14,826
                                            _________        _________
APBO in excess of plan assets                 (40,615)         (70,558)
Unamortized plan amendments                   (21,725)          (4,966)
Unrecognized (gain) loss                       (7,261)             362
                                            _________        _________
Accrued postretirement benefit obligation  $  (69,601)      $  (75,162)
                                            _________        _________
                                            _________        _________

<F1>  Primarily fixed income securities

EMPLOYEES' THRIFT AND STOCK PURCHASE PLAN

All salaried and non-union hourly employees are included in FMC Employee Thrift and Stock Purchase Plan. Under the Thrift Plan, participants may elect to have up to 15 percent of their compensation contributed to the plan. An employee's contribution, up to 5 percent of compensation, is matched by the Group's 15 percent to 100 percent (80 percent prior to April 1, 1993) depending on profits and fund elections. A participant's interest in the Group's contribution vests gradually during the first five years of active service and is fully vested thereafter. The employee-elected contributions may be invested in FMC stock, a fixed income fund or an equity fund, as a participant elects. All matching contributions by the Group are invested in FMC stock. Charges for these benefits for the years 1993, 1992 and 1991, were $ 4.9 million, $ 4.4 million and $ 3.9 million, respectively.

6.  EQUITY: INVESTMENT BY FMC CORPORATION

The changes in equity during the three years ended December 31, 1993 were as follows:

   Balance December 31, 1990           $   61,273
   Net income for 1991                     85,644
   Net cash provided to FMC               (66,304)
                                        _________
   Balance December 31, 1991               80,613
   Net income for 1992                     46,952
   Net cash provided to FMC               (88,234)
                                        _________
   Balance December 31, 1992               39,331
   Net income for the year                 85,560
   Net cash provided to FMC              (100,255)
                                        _________
   Balance December 31, 1993           $   24,636
                                        _________
                                        _________

7.  TRANSACTIONS WITH FMC

The following summarizes the assumptions used in accounting for certain transactions between DSG and FMC. See also Notes 2 and 4.

WORKING CAPITAL AND FINANCING REQUIREMENTS

All capital requirements of DSG are funded through the operation of a centralized cash management system at FMC. Generally, all cash receipts are deposited to and all cash requirements are funded through the system on a daily basis. Cash activity is segregated and controlled through intercompany accounts, which are included in the accompanying financial statements as a component of Group Equity: Investment of FMC Corporation.

ADMINISTRATIVE COST ALLOCATION

The statements of income presented reflect an administrative cost allocation from FMC for certain expenses incurred at the corporate level for the benefit of the Group, aggregating $24.3 million, $20.4 million and $23.1 million for the years 1993, 1992 and 1991, respectively. The allocations are based on sales, numbers of FMC personnel, payroll dollars, estimates of time spent to provide services, or other rational measures. These allocations include general management, treasury, tax, financial audits, financial reporting, benefits administration, insurance, communication, public affairs, information management and other miscellaneous services.

DIRECT CHARGES

Other costs incurred at the FMC corporate level and charged directly to DSG on the basis of services used include the Corporate Technology Center, computer processing, employee benefits, pension and thrift plan costs, insurance and miscellaneous other expenses. Charges related to services other than employee benefits aggregated approximately $15.2 million, $17.0 million and $18.1 million in 1993, 1992 and 1991, respectively. Employee benefits are discussed further in Note 5.

8.  COMMITMENTS AND CONTINGENT LIABILITIES

MINIMUM LEASE PAYMENTS

DSG leases manufacturing space and various types of equipment under operating leases. Total rent expense under all leases amounted to $4.4 million, $6.6 million and $5.7 million in the years 1993, 1992 and 1991, respectively. Minimum future rentals under noncancellable leases aggregated approximately $18.2 million as of December 31, 1993, and are estimated to be payable $4.6 million in 1994, $4.4 million in 1995, $3.9 million in 1996, $1.9 million in 1997, $1.9 million in 1998 and $1.5 million in 1999.

ENVIRONMENTAL COMPLIANCE AND REMEDIATION

In accordance with the environmental accounting policy, reserves of approximately $6.5 million and $6.7 million have been provided at the end of 1993 and 1992, respectively. The liability arising from potential environmental obligations that have not been reserved for at this time--because amounts cannot be reasonably determined due to uncertainties associated with remedial-related activities, relevant clean-up technologies and methods, and amounts to be recovered from third parties--may or may not be material to any one year's results of operations in the future. Management, however, believes the liability arising from these potential environmental obligations is not likely to have a material adverse effect on the Group's liquidity or financial condition and will be satisfied over many years.

OFF BALANCE SHEET RISK

DSG is contingently liable under outstanding letters of credit in the amount of approximately $32.1 million at December 31, 1993.

OTHER CONTINGENT LIABILITIES

DSG has certain contingent liabilities resulting from litigation, claims and commitments incident to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations.



HARSCO CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED FINANCIAL INFORMATION
(Unaudited)


On January 28, 1994, FMC Corporation ("FMC") and Harsco Corporation ("Harsco") announced completion of a series of agreements ("Agreements"), first announced in December 1992, to combine certain assets and liabilities of FMC's Defense Systems Group ("DSG") and Harsco's BMY-Combat Systems Division ("BMY-CS"). The effective date of the combination was January 1, 1994. The combined company, United Defense, L.P. ("UDLP"), will operate as a limited partnership, with FMC as the Managing General Partner with a 60 percent equity interest and Harsco Defense Holding, Inc. as the Limited Partner holding a 40 percent equity interest.

The following unaudited pro forma condensed financial statements reflect the elimination of BMY-CS and accounting for the 40% ownership interest of Harsco in UDLP on the equity method of accounting. The assumption, for the balance sheet, is that the combination occurred on December 31, 1993, and for the statement of income that the combination date was January 1, 1993. The pro forma operating results are not necessarily indicative of what would have occurred had the combination actually taken place on January 1, 1993, or of what they are expected to be in 1994. Also, no adjustments have been made to operations for the impact of certain anticipated operational and administrative efficiencies which are expected to be realized over the first two years of the combined company's operation.

HARSCO CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED BALANCE SHEET
(In Thousands of Dollars) (Unaudited)


                                                      Pro Forma as of December 31, 1993
                                                                   Pro Forma                  Pro
Forma
                                                                   Adjustments and            Harsco
with
                                                    Less           Eliminations               40%
ASSETS                                Harsco       BMY-CS      Debit          Credit          UDLP
Current Assets
Cash and cash equivalents             $  58,740    $      -                   $  5,200<F1>    $
53,540
Notes and accounts receivable, net      322,894      45,286    $ 38,507<F1>
316,115
Inventories                             202,426      86,815
115,611
Other current assets                     16,045       6,374       5,962<F1>
15,633
                                       ________     _______
________
   Total current assets                 600,105     138,475
500,899
Property, plant and equipment, net      491,655      50,597
441,058
Goodwill                                221,082
221,082
Equity in unconsolidated entities         9,258                  29,600<F1><F2>
38,858
Other assets                            105,512         212
105,300
                                       ________     _______
________
   Total assets                      $1,427,612    $189,284
$1,307,197
                                       ________     _______
________
                                       ________     _______
________

LIABILITIES

Current Liabilities
Borrowings due within one year         $ 63,509   $      -    $                               $
63,509
Accounts payable                         98,021     18,272                      1,265<F1>
81,014
Advances on long-term contracts          88,518     78,882
9,636
Income taxes payable                     14,905          -
14,905
Other current liabilities                52,396     19,019                      3,634<F1>
137,011
                                      _________    _______
________
   Total current liabilities            417,349    116,173
306,075
Long-term debt                          364,869          -
364,869
Deferred income taxes                    33,424      3,544                      3,544<F1>
33,424
Insurance accruals                       49,350          -
49,350
Other liabilities                        39,536      9,164                         23<F1>
30,395
                                      _________    _______
________
   Total liabilities                    904,528    128,881
784,113
                                      _________    _______
________

CAPITAL

Capital stock                            40,143
40,143
Additional paid-in capital               86,436
86,436
Retained earnings                       603,158
603,158
Cumulative adjustments                  (16,166)
(16,166)
Treasury stock, at cost                (190,487)
(190,487)
Net Assets                                          60,403                      60,403<F1><F2>
- -
                                      _________    _______
_______
   Total capital                        523,084     60,403
523,084
                                      _________    _______
_______
   Total liabilities and capital     $1,427,612   $189,284
$1,307,197
                                      _________    _______
_______
                                      _________    _______
_______

See accompanying notes to unaudited pro forma condensed financial statements.

HARSCO CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED STATEMENT OF INCOME
(In Thousands of Dollars, Except Per Share Amounts) (Unaudited)


                                                 Pro Forma for the Year Ended December 31 1993
                                                                                        Pro Forma
                                                                                        Harsco
with
                                                           Less:         Pro Forma      40%
                                              Harsco       BMY-CS        Adjustments    UDLP
Net sales                                     $1,422,308   $ 347,958     $      -      $1,074,350

Operating expenses                             1,295,148     283,904        4,416<F3>   1,015,660
                                               _________     _______      _______       _________

   Profit from operations                        127,160      64,054       (4,416)         58,690

Equity in earnings of unconsolidated entities      2,415                   84,000<F4>      86,415

Other income, net                                  7,576          12            -           7,564
                                               _________     _______      _______       _________

Income before provision for income taxes and
  the cumulative effect of accounting change     137,151      64,066       79,584         152,669

Provision for income taxes                        56,335      24,653       31,834<F5>      63,516
                                               _________     _______      _______       _________

Income before cumulative effect
  of change in accounting method                 80,816       39,413       47,750          89,153

Cumulative effect of change in
  accounting method                               6,802           -             -           6,802
                                               ________     _______       _______        ________


Net income                                    $  87,618    $ 39,413      $ 47,750        $ 95,955
                                               ________     _______       _______        ________
                                               ________     _______       _______        ________

Average shares of common stock
  outstanding                                25,036,893                                25,036,893

Earnings per common share:
  Income before cumulative effect of
    accounting change                         $    3.23                                     3.56
  Cumulative effect of change in method
    of accounting                                   .27                                      .27
                                               ________                                 ________

  Net income per common share                 $    3.50                                 $   3.83
                                               ________                                 ________
                                               ________                                 ________


See accompanying notes to unaudited pro forma condensed financial statements.

<F1> Under the Agreements, Harsco is required to contribute a total net asset value of $29.6 million including $5.2 million of cash. Harsco also will retain financial responsibility for certain items which are not contributed to the joint venture and sufficient accounts receivable balances to meet the total net asset value of $29.6 million. These adjustments are to reflect the contribution of cash, the retention of accounts receivable, and the retention of certain liability accounts as provided for in the Agreements.

<F2> The assets and liabilities contributed by FMC and Harsco to the joint venture are recorded at their historical net book values and, consequently, no recognition is given to their fair market values at formation. In combining the assets and liabilities under this premise, Harsco's initial equity interest in UDLP has a net book value of $67 million, calculated at 40 percent of the combined net assets contributed by FMC and Harsco of $168 million. Therefore, Harsco's 40 percent equity interest in the joint venture exceeds the book value of the net assets contributed and acquisition costs incurred by approximately $34 million. However, no recognition is given to this amount in the Pro
Forma Financial Statements.

<F3> $4.4 million of general and administrative expense allocated to BMY in 1993 by Harsco has been retained by Harsco in order to approximate the operating results of Harsco assuming the transaction had occurred on January 1, 1993.

<F4> The Agreements provide for sharing the income before income taxes of the venture generally on the basis of the partners' equity ownership interests, after giving effect to a limited partner preferred distribution. The Equity in Earnings of $84 million includes the limited partner preferred distribution and 40% of the remaining pro forma pre-tax earnings of UDLP. The pro forma earnings of the venture give effect to various income and expense adjustments in order to approximate the results of operations assuming the transaction had been effective on January 1, 1993.

<F5> The income tax expense results from the taxable pro forma adjustments to income at a combined Federal and State statutory tax rate of approximately 40%.


EXHIBIT 24


CONSENT OF KPMG PEAT MARWICK


We consent to the incorporation by reference in the following Registration Statements of Harsco Corporation and subsidiary companies of our report included herein dated January 24, 1994, relating to the balance sheets of the Defense Systems Group of FMC Corporation as of December 31, 1993 and 1992, and the related statements of income and cash flows for each of the years in the three-year period ended December 31, 1993:

- - Post Effective Amendment No. 6 to Form S-8 Registration Statement (Registration No. 2-57876), effective May 21, 1982.

- - Post Effective Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-5300), dated March 26, 1987.

- - Form S-8 Registration Statement (Registration No. 33-14064), dated May 6, 1987.

- - Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-24854), dated October 31, 1988.

Our report contains an explanatory paragraph regarding changes in the Company's method of accounting for postretirement benefits other than pensions.



KPMG PEAT MARWICK

Chicago, Illinois
April 11, 1994